Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CONSOLIDATED COMMUNICATIONS, INC.

(Exact name of obligor as specified in its charter)

Illinois	02-0636475
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

6.50% Senior Notes due 2022

and Guarantees of 6.50% Senior Notes due 2022

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

Consolidated Communications Holdings, Inc.	Delaware	02-0636095	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Enterprise Services, Inc.	Delaware	02-0636464	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications of Pennsylvania Company, LLC	Delaware	26-3872130	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Services Company	Texas	75-2797369	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Of Fort Bend Company	Texas	74-0629710	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Of Texas Company	Texas	75-2073931	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Fiber Ventures, LLC	Delaware	46-0596477	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas, Inc.	Delaware	20-4467074	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Telephone	California	94-0817190	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest TeleVideo	California	30-0088182	121 South 17th Street, Mattoon, Illinois 61938-3987
Enventis Corporation	Minnesota	41-1524393	121 South 17th Street, Mattoon, Illinois 61938-3987
Cable Network, Inc.	Minnesota	41-1504149	121 South 17th Street, Mattoon, Illinois 61938-3987
Crystal Communications, Inc.	Minnesota	41-1865166	121 South 17th Street, Mattoon, Illinois 61938-3987
Enventis Telecom, Inc.	Minnesota	41-1885764	121 South 17th Street, Mattoon, Illinois 61938-3987
Heartland Telecommunications Company of Iowa	Minnesota	41-1834561	121 South 17th Street, Mattoon, Illinois 61938-3987
Mankato Citizens Telephone Company	Minnesota	41-0392270	121 South 17th Street, Mattoon, Illinois 61938-3987
Mid-Communications, Inc.	Minnesota	41-0793139	121 South 17th Street, Mattoon, Illinois 61938-3987
National Independent Billing, Inc.	Minnesota	41-0875886	121 South 17th Street, Mattoon, Illinois 61938-3987
IdeaOne Telecom Inc.	Minnesota	45-4522585	121 South 17th Street, Mattoon, Illinois 61938-3987
Enterprise Integration Services, Inc.	Minnesota	45-4101005	121 South 17th Street, Mattoon, Illinois 61938-3987

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                              Not applicable.

Item 16.  List of Exhibits.                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 10th day of August 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 6

August 10, 2015

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,155
Interest-bearing balances		253,636
Securities:
Held-to-maturity securities		67,133
Available-for-sale securities		227,089
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		625
Securities purchased under agreements to resell		22,376
Loans and lease financing receivables:
Loans and leases held for sale		19,541
Loans and leases, net of unearned income	822,149
LESS: Allowance for loan and lease losses	10,790
Loans and leases, net of unearned income and allowance		811,359
Trading Assets		41,469
Premises and fixed assets (including capitalized leases)		7,480
Other real estate owned		2,217
Investments in unconsolidated subsidiaries and associated companies		869
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		17,259
Other assets		60,553

Total assets		$1,571,389

LIABILITIES
Deposits:
In domestic offices		$1,093,967
Noninterest-bearing	336,758
Interest-bearing	757,209
In foreign offices, Edge and Agreement subsidiaries, and IBFs		150,855
Noninterest-bearing	912
Interest-bearing	149,943
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,004
Securities sold under agreements to repurchase		15,906

Dollar Amounts
In Millions

Trading liabilities	24,062
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	87,908
Subordinated notes and debentures	16,899
Other liabilities	33,851

Total liabilities	$1,424,452

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	34,702
Accumulated other comprehensive income	4,587
Other equity capital components	0

Total bank equity capital	146,500
Noncontrolling (minority) interests in consolidated subsidiaries	437

Total equity capital	146,937

Total liabilities, and equity capital	$1,571,389

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.